UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

LEO HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1399727
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

21 Grosvenor Place London	SW1X 7HF
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant

Class A ordinary shares included as part of the units

Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50

New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-222599

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

This Amendment No. 1 to Registration Statement on Form 8-A amends and restates the information set forth in the Registration Statement on Form 8-A (File No. 001-38393) filed by Leo Holdings Corp., a Cayman Islands exempted company (the “Company”), with the Securities and Exchange Commission (the “Commission”) on February 7, 2018.

The description of the units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant, the Class A ordinary shares and warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50, of the Company, as set forth under the caption “Description of Securities” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Commission on January 18, 2018 (Registration No. 333-222599), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LEO HOLDINGS CORP.
Dated: February 12, 2018
	By:	/s/ Lyndon Lea
	Name:	Lyndon Lea
	Title:	Chairman and Chief Executive Officer